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                                                                      EXHIBIT 12


Computation of Ratios of Earnings to Fixed Charges
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
                              2001         2002         2003         2004        2005
                           -------------------------------------------------------------
Earnings:
Income before income taxes  $337,889      $347,318    $411,153     $647,432    $806,110
Interest expense              59,038        65,344      74,086       94,324     126,221
Rent expense                   1,839         1,799       1,972        2,417       3,923
Amortization                     897         1,037       2,689        1,085       1,079
                           -------------------------------------------------------------
                            $399,663      $415,498    $489,900     $745,258    $937,333
                           =============================================================

Fixed charges:
Interest incurred            $79,245       $90,331    $104,763     $113,452    $115,439
Rent expense                   1,839         1,799       1,972        2,417       3,923
Amortization                     897         1,037       2,689        1,085       1,079
                           -------------------------------------------------------------
                             $81,981       $93,167    $109,424     $116,954    $120,441
                           =============================================================

Ratio                           4.88          4.46        4.48         6.37        7.78




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